EXHIBIT 10.48


          AMENDMENT NUMBER ONE TO SECURED CONVERTIBLE PROMISSORY NOTES


     THIS AMENDMENT NUMBER ONE TO SECURED CONVERTIBLE PROMISSORY NOTES ("AMENDMENT"), is made and entered into as of the 19th day of December, 2001, by Brilliant Digital Entertainment, Inc., a Delaware corporation ("BORROWER"), in favor of Harris Toibb ("Toibb"), an individual, as agent (in such capacity, "AGENT") for himself and the lenders and holders in whose favor the Secured Convertible Promissory Notes referred to below were executed (Toibb and such lenders and holders collectively "HOLDERS").

                              W I T N E S S E T H:

     WHEREAS, Borrower executed a Secured Convertible Promissory Note dated as of May 23, 2001 (the "NOTES") in favor of each Holder;

     WHEREAS Borrower has requested that Harris Toibb and another party make additional loans to Borrower to finance Borrower's and its subsidiaries' operations (the "New Loans") and in connection with, and as a condition to, the making of the New Loans, the Purchase Agreements, the Notes, the Security Agreement and certain other documents will be amended pursuant to certain documents (the "Amendment Documents") that will be executed and delivered in connection with the New Loans;

     WHEREAS, in connection with the New Loans, Borrower and Agent, among others, have executed Note and Warrant Purchase Agreements dated as of December 10, 2001, and will execute of even date herewith two Secured Convertible Promissory Notes, two Warrants to Purchase Common Stock of Brilliant Digital Entertainment, Inc., a Security and Pledge Agreement and a Guaranty (all such documents being hereinafter referred to as the "NEW TRANSACTION DOCUMENTS"; and such definition shall be incorporated by this reference into the Notes);

     WHEREAS, it is a condition to the making of the New Loans that the Notes be amended in the manner set forth herein; and

     WHEREAS, Section 11.8 of each of the Note and Warrant Purchase Agreements dated April, 2001 between Borrower and a Holder permits Toibb, on behalf of himself and the other Holders as Agent, to amend each of the Notes with the consent of the Company.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto amend the Notes as follows:

     1. The language of SUBSECTION 8(a)(ii) of the Notes is hereby deleted in its entirety and replaced with the following language:

        "(ii) A default or event of default shall occur in respect of any of the other Convertible Notes or any other indebtedness of Borrower that exceeds, in the aggregate, $75,000 and, if


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subject to a cure right, such default or event of default shall not be cured within the applicable cure period;"

     2. The language of SUBSECTION 8(a)(iv) of the Notes is hereby deleted in its entirety and replaced with the following language:

        "(iv) Borrower (i) shall generally not pay or shall be unable to pay its debts as such debts become due, or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or
(iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iv) shall have had any such petition or application filed or any such proceeding commenced against it that is not dismissed within thirty (30) days, or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more;"

     3. The language of SUBSECTION 8(a)(vi) of the Notes is hereby deleted in its entirety and replaced with the following language:

        "A default or event of default shall occur under any of the other Transaction Documents or under the New Transaction Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;"

     4. The language of SUBSECTION 8(a)(viii) of the Notes is hereby deleted in its entirety and replaced with the following language.

        "A default or event of default shall occur in respect of any agreement of Borrower that requires the payment by Borrower of an amount in excess of $75,000;"

     5. New SUBSECTIONS 8(a) (ix), (x) AND (xi) are hereby added to the Notes, to read in their entirety as follows:

        "(ix) Borrower shall fail to provide the Agent with a copy of a signed letter of intent with an investor who is, and on terms and conditions that are, reasonably satisfactory to the Agent, dated no later than February 28, 2002, pursuant to which such investor agrees to acquire equity in Borrower in consideration for an investment of at least three million dollars ($3,000,000) (the "EQUITY INVESTMENT");

         (x) The Equity Investment shall fail to fund by April 15, 2002; or

         (xi) Either of Borrower's agreements with Consumer Empowerment B.V. (better known as "Kazaa") or StreamCast Networks, Inc. (better known as "Morpheus") shall be terminated or amended in such a way as to result in a Material Adverse Effect."


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     6. The paragraph at the end of SECTION 8(a) of the Notes is hereby deleted in its entirety and replaced with the following language:

        "With respect to any Event of Default described above in SUBSECTIONS 8(a)(v), (vi) and (viii) that is capable of being cured and that does not already provide its own cure procedure (a "CURABLE DEFAULT"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if Borrower provides notice to Holder of such Curable Default in accordance with the provisions hereof within three (3) business days of Borrower learning of such default and such Curable Default is fully cured and/or corrected within fifteen (15) days of Borrower's notice thereof to Holder."

     7. A new SECTION 15 is hereby added to the Notes, to read in its entirety as follows:

        "15. WAIVER OF JURY TRIAL. Borrower and Holder each waive all right to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder or relating hereto."

     8. MISCELLANEOUS. Except as expressly set forth in this Amendment, all of the terms of the Notes shall remain in full force and effect. All references in the Notes to the "Purchase Agreement", the "Warrants", the "Security Agreement" or any of the other documents executed in connection with the Purchase Agreement shall mean and be a reference to such documents as and to the extent they are amended by the Amendment Documents and all references in such documents to the Convertible Notes or the Notes shall mean and be a reference to the Notes as amended hereby. This Amendment shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made in, and to be performed within, said state.


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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment
Number One to Secured Convertible Promissory Note to be executed and delivered by its duly authorized officer on the date first set forth above.


                                    BRILLIANT DIGITAL ENTERTAINMENT, INC.,
                                    a Delaware corporation


                                    By:      /S/ ROBERT CHMIEL
                                            -----------------------------------
                                            Robert Chmiel
                                    Title:  Chief Operating Officer and
                                            Chief Financial Officer


Accepted and acknowledged by:

HARRIS TOIBB,
as Agent for the Holders

/S/ HARRIS TOIBB
-------------------------------
Harris Toibb


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